GT GreenbergTraurig

October 5, 2021

Allegiant Travel Company
1201 N. Town Center Drive
Las Vegas, Nevada 89144

Re: Allegiant Travel Company – Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for Allegiant Travel Company, a Nevada corporation (the "Company") as well as Allegiant Air, LLC, a Nevada limited liability company, Allegiant Vacations, LLC, a Nevada limited liability company, AFH, Inc., a Nevada corporation, Allegiant Information Systems, Inc., a Nevada corporation, Sunrise Asset Management, LLC, a Nevada limited liability company, G4 Properties, LLC, a Nevada limited liability company, Teesnap, LLC, a Nevada limited liability company, MR Brightside, LLC, a Nevada limited liability company, Allegiant Entertainment, Inc., a Nevada corporation, Allegiant Commercial Properties, Inc., a Nevada corporation, Sunseeker Resorts, Inc., a Nevada corporation, Sunseeker Florida, Inc., a Florida corporation, Point Charlotte Development, LLC, a Florida limited liability company, Point Charlotte, LLC, a Florida limited liability company, Charlotte Point Properties, LLC, a Florida limited liability company, Sunseeker Development, LLC, a Florida limited liability company, Sunseeker Residences, LLC, a Florida limited liability company, G4 Works, LLC, a Nevada limited liability company, G4 Complete Entertainment Michigan, LLC, a Michigan limited liability company and G4 Complete Entertainment Utah, LLC, a Utah limited liability company (collectively, the "Additional Registrants"), in connection with the preparation of a Shelf Registration Statement on Form S-3, including the prospectus constituting a part thereof (the "Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an unspecified number or amount of: (i) shares of common stock, par value $0.01 per share, of the Company ("Common Stock"); (ii) one or more classes or series of shares of preferred stock, par value $0.001 per share, of the Company ("Preferred Stock"); (iii) one or more series of debt securities of the Company (collectively, the "Debt Securities") and guarantees from the Additional Registrants (the "Guarantees"); (iv) interests in shares of Preferred Stock represented by depositary shares (the "Depositary Shares"), which may be issued pursuant to one or more deposit agreements (each, a "Deposit Agreement") proposed to be entered into between the Company and one or more depositaries to be named in the applicable Deposit Agreements (each, a "Depositary"); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of those securities (the "Warrants"); (vi) purchase contracts (the "Purchase Contracts") entitling or obligating the holders thereof to purchase from or sell to the Company, and the Company to sell to or purchase from such holders, debt or equity securities issued by the Company or by third parties at a future date or dates, which may be issued under one or more purchase contract agreements (each, a "Purchase Contract Agreement") proposed to be entered into by the Company and one or more purchase contract agents to be named in the applicable purchase contract agreements (each, a "Purchase Contract Agent"); (vii) stock purchase units (the "Purchase Units"), each consisting of a Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities or other securities (or any combination of the foregoing), securing the holders' obligations to purchase or to sell the securities under the applicable Purchase Contracts; (viii) units consisting of Common Stock, Preferred Stock, Depositary Shares, Warrants or any combination of those securities (the "Units"); and (ix) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, the "Indeterminate Securities"). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Units and Indeterminate Securities

Greenberg Traurig, LLP | Attorneys at Law
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Allegiant Travel Company
October 5, 2021
Page 2

are referred to herein collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Securities Act.

The Debt Securities will be issued pursuant to one or more indentures (each, an "Indenture") by and between the Company and a financial institution identified therein as the trustee (the "Trustee").

The Warrants will be issued under one or more Warrant Agreements (each, a "Warrant Agreement"), each to be between the Company and a counterparty or counterparties identified therein (each, a "Counterparty").

The Units will be issued under a unit agreement (each, a "Unit Agreement"), each to be between the Company and a Counterparty.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, only of the following:

(1) the Registration Statement;

(2) the Company's Articles of Incorporation, as amended to the date hereof (the "Charter");

(3) the Company's Bylaws, as amended to the date hereof (the "Bylaws"); and

(4) such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, in each case subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the Trustee, (ii) at the time of execution, authentication, issuance, and delivery of Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, each Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (iv) at the time of execution, countersignature, issuance, and delivery of any Purchase Contract, the Purchase Contract will be the valid and legally binding obligation of each Purchase Contract Agent thereto; and (v) at the time of execution, countersignature, and issuance and delivery of any Units, each Unit Agreement will be the valid and legally binding obligation of each Counterparty thereto.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of the execution and delivery of an Indenture, such Indenture will have been duly authorized, executed and delivered by the Company, (ii) at the time of execution, authentication, issuance and delivery of the Debt Securities, such Debt Securities will have been duly authorized, executed and delivered by the Company, (iii) the execution, delivery and performance by the Company of each Indenture and the Debt Securities, as the case may be, will not violate the laws of any jurisdiction (provided that as to the laws of the State of

Allegiant Tra vel Company October 5, 2021 Page3 Nevada and the federal securities laws of the United States we make no such assumption), and (iv) the execution, delivery and performance by the Additional Registrants of the Guarantees will not violate the laws of any jurisdiction (provided that asto the laws of the State of Nevada and the federal securities laws of the United States we make no such assumption). In connection with the issuance of Depositary Shares, we have assumed furtherthat (i) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company and (ii) execution, delivery and performance by the Company of such Deposit Agreement and such Depositary Shares will not violate the laws of any jurisdiction (provided that as to the laws of the State of Nevada and the federal securities laws of the United States we make no such assumption). In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrant Agreement, such Warrant Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Warrant Agreement will not violate the laws of any jurisdiction (provided that as to the laws of the State of Nevada and the federal securities laws of the United States we make no such assumption). In connection with the issuance of Purchase Contracts, we have assumed furthertha t (i) at the time of execution, countersignature, issuance and delivery of any Purchase Contracts, the related Purchase Contract will have been duly authorized, executed and delivered by the Company and(ii) execution, delivery and performance by the Company of such Purchase Contract and such Purchase Contracts will not violate the laws of any jurisdiction (provided that as to the laws of the State of Nevada and the federal securities laws of the United States we make no such assumption). In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Unit Agreement, such Unit Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Unit Agreement will not violate the laws of any jurisdiction (provided that as to the laws of the State of Nevada and the federal securities laws of the United States we make no such assumption). We have further assumed that: (i) the Registration Statement and any amendments thereto will be effectiveundertheSecurities Act, thatnostoporders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement,free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the otherparties thereto; and (v) in connection with the issuance of any Securities, an adequatenumberof authorized and unissued shares of Common Stock or Preferred Stock, as applicable, will be available for issuance under the Charter, as then in effect. Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that: (1) With respect to the Common Stock, assuming (i) the taking by the Company's board of directors (the ":fula.ni") of all necessary corporate action to authorize and approve the

Allegiant Travel Company October 5, 202 1 Page4 issuance of the Common Stock and (ii) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessa ble. (2) With respect to the Preferred Stock, assuming (i) the taking by the Board of all necessary corporate action to authorize and approve the issuance and tenns of the Preferred Stock and thetenns of the offering thereof, (ii) the due filing of an amendment to the Charter(or certificate of designation) with the Nevada Secretary of State, setting forth the tenns of such Preferred Stock, and (iii) the due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive purchase, undetwriting or similar agreement,or the Prospectus or a Prospectus Supplement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable. (3) With respect to the Debt Securities or Guarantees, assuming (i) the taking of all necessary corporate action to approve the issuance and tenns of the Debt Securities and Guarantees, the terms of the offering thereof and related matters by the Board and governing bodies of the Additional Registrants, and (ii) the due execution, authentication, issuance and delivcry of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board and governing bodies of the Additional Registrants, and otherwise in accordance with the provisions of the applicable Indenture, Guarantees and such agreement, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company and Additional Registrants, enforceabl:: against the Company and Additional Registrants in accordance with their respective tenns. (4) With respect to the Depositary Shares, assuming (i) the taking of all necessary corporate action to authorize and approve the issuance of the Depositary Shares, the final tenns establishing the depositary receipts representing the Depositary Shares (the "DeJ;>ositai:y Recemts") in the f01m contemplated and authorized by a Deposit Agreement and related matters by the Board; (ii) the due filing of an amendment to the Charter (or certificate of designation) with the Nevada Secretary of State setting forth the tenns of such Preferred Stock with respect to which Depositary Shares are issued; (iii) the due execution, authentication, issuance, and delivery of the Depositary Shares, upon payment of the consideration therefor provided in the applicable purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Deposit Agreement; and (iv) the conditions in the applicable Deposit Agreement have been satisfied, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts. (5) With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Board to approve the execution and delivery of each Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrant Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their tenns. (6) With respect to the Purchase Contracts, assuming (i) the taking of all necessary corporate action by the Board to approve the execution and delivery of a Purchase Contract; (ii) the

Allegia nt Travel Company October 5, 202 1 Pa ge 5 due execution, countersignature, issuance, and delivery of such Purchase Contracts upon payment of the consideration therefor provided for in the applicable definitive purchase, undetwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board and otheiwise in accordance with the provisions of the applicable Purchase Contract and such agreement; (iii) if such Purchase Contracts relate to the issuance and sale of Common Stock, the actions described in paragraph I above have been taken; (iv)if such Purchase Contracts relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; (v) if such Purchase Contracts relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above have been taken, (vi) if such Purchase Contracts relate to the issuance and sale of Depositary Shares, the actions described in paragraph 4 above have been taken; and (vii) if such Purchase Contracts relate to the issuance and sale of Warrants, the actions descnbed in paragraph 5 above have been taken, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their tenns. (7) With respect to the Units, assuming (i) the taking of all necessary corporate action by the Board to approve (x) the execution and delivery of the applicable Unit Agreements and (y) any Securities to be issued separately or as part of any such Units and (ii) the due execution, countersignature, issuance and delivery of such Unit Agreements upon payment of the consideration therefor provided for in the applicable definitive purchase, undetwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreements and such agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective tenns. The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affectilg creditors' rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faithandfairdealing, (iv) the discretion of the court before which any proceeding forenforcement may be brought and (v) the unenforcea bility under certain circumstances under law or court decisions of provisions providing for the indemnification of or contnbution to a party with respect to a liability where such indemnification orcontribution is contrary to the public policy . This opinion letter is 1im ited to the matters stated herein, and no opinions may be imp lied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof orif we become aware of any fact that might change the opinion expressed herein afterthedatehereof. We do not express any opinion herein concerning any law other than the laws of the State of Nevada and the federal securities laws of the United States. We hereby consentto the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act. Very truly yours, GREENBERG TRAURIG, LLP